UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 14, 2008

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 14, 2008, Internap Network Services Corporation (the “Company”) entered into an amendment (the “Amendment”) to the credit agreement with Bank of America, N.A., as administrative agent, and lenders who may become a party to the Credit Agreement from time to time, dated September 14, 2007 (the “Credit Agreement”), which is Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2007.

The Amendment changes the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement to provide that if the Company does not maintain its primary deposit accounts with Bank of America, N.A. at any time following the eighth month anniversary of the Credit Agreement, then Bank of America, N.A. may increase the Applicable Rate for Eurodollar Rate Loans by 0.15%.  The definition of “Applicable Rate” in the Credit Agreement provided, among other things, that if the Company did not maintain its primary deposit accounts with Bank of America, N.A. at any time following the six month anniversary of the Credit Agreement, then Bank of America, N.A. automatically would increase the Applicable Rate for Eurodollar Rate Loans by 0.15%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement entered into as of May 14, 2008 by and among Bank of America, N.A. as Administrative Agent, Swing Line Lender, L/C Issuer and sole Lender, Internap Network Services Corporation and the Subsidiaries of Internap Network Services Corporation party thereto as Guarantors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: May 16, 2008

	By:	/s/ Richard P. Dobb
Richard P. Dobb, Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Amendment No. 1 to Credit Agreement entered into as of May 14, 2008 by and among Bank of America, N.A. as Administrative Agent, Swing Line Lender, L/C Issuer and sole Lender, Internap Network Services Corporation and the Subsidiaries of Internap Network Services Corporation party thereto as Guarantors.